EXHIBIT 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") made and entered into this 12th day of September, 2011 (the "Execution Date"),

BETWEEN

Treaty Energy Corporation of 201 St Charles Ave, Suite 2506, New Orleans, LA 70170 (the "Seller")

OF THE FIRST PART

and All Energy Company of 6165 NW 86th St, Johnston, IA 50322 (the "Purchaser")

OF THE SECOND PART

BACKGROUND

A. The Seller is the owner of record of an aggregate of 400 Class A Voting, (4%), shares (the "Shares") of Treaty Belize Energy, LTD (the "Corporation").

B. The Seller desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares from the Seller.

IN CONSIDERATION OF and as a condition of the parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

Purchase and Sale

1. The Seller agrees to sell and the Purchaser agrees to purchase all the rights, title, interest, and property of the Seller in the Shares for an aggregate purchase price of one hundred thousand Dollars ($100,000.00 USD) (the "Purchase Price").

2. A fixed sum of $100,000.00 USD will be payable on closing of this Agreement.

3. All payments will be in the form of wire transfer.

Representations and Warranties of the Seller

4. The Seller warrants and represents to the Purchaser as follows:

a. The Seller would not be recognized as an issuer, insider, affiliate, or associate of the Corporation as defined or recognized under applicable securities laws and regulations.

b. Except as provided in the incorporating documents of the Corporation or as indicated on the face of the certificates for the Shares, the Purchaser would not be prevented or restricted in any way from re-selling the Shares in the future.

c. The Seller is the owner in clear title of the Shares and the Shares are free of any lien, encumbrance, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title to the Purchaser.

d. The Seller is not bound by any agreement that would prevent any transactions connected with this Agreement.

e. There is no legal action or suit pending against any party, to the knowledge of the Seller, that would materially affect this Agreement.

Representations and Warranties of the Purchaser

5. The Purchaser warrants and represents to the Seller as follows:

a. The Purchaser would not be recognized as an issuer, insider, affiliate, or associate of the Corporation as defined or recognized under applicable securities laws and regulations.

b. The Purchaser is not bound by any agreement that would prevent any transactions connected with this Agreement.

c. There is no legal action or suit pending against any party, to the knowledge of the Purchaser, that would materially affect this Agreement.

Closing

6. The closing of the purchase and sale of the Shares (the "Closing") will take place on or before September 15th, 2011 (the "Closing Date") at the offices of the Seller or at such other time and place as the Seller and the Purchaser mutually agree. At Closing and upon the Purchaser paying the Purchase Price in full to the Seller, the Seller will deliver to the Purchaser duly executed transfers of the Shares.

Expenses

7. All parties agree to pay all their own costs and expenses in connection with this Agreement.

Finder's Fees

8. No party to this Agreement will pay any type of finder's fee to any other party to this Agreement or to any other individual in connection to this Agreement.

9. All parties to this Agreement warrant and represent that no investment banker or broker or other intermediary has facilitated the transaction contemplated by this Agreement and is entitled to a fee or commission in connection with said transaction. All parties to this Agreement indemnify and hold harmless all other parties to this Agreement in connection with any claims for brokerage fees or other commissions that may be made by any party pertaining to this Agreement.

Dividends

10. Any dividends earned by the Shares and payable before the Closing of this Agreement will belong to the Seller and any dividends earned by the Shares and payable after the Closing of this Agreement will belong to the Purchaser.

11. Any rights to vote attached to the Shares will belong to the Seller before the Closing and will belong to the Purchaser after the Closing.

Governing Law

12. The Purchaser and the Seller submit to the jurisdiction of the courts of the State of Nevada for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement. This Agreement will be enforced or construed according to the laws of the State of Nevada.

Additional Terms

13. With the purchase of shares one board seat will be offered to buyer.

14. Anti-Dilution: To the extent that during the Term the Company issues any additional Shares (the "Additional Shares"), as Adjusted ("Dilutive Transaction"), contemporaneously with the Dilutive Transaction, the Partnership will issue the Investors additional Shares in the Company in an amount which provides them with the Ownership Percentage Interest which they would have held in the Company represented by the Shares purchased by them on this date.

15. Option to purchase additional Shares: From the date of this agreement purchaser will have an option to purchase additional shares, bringing their investment up to10% of TBE, under the following terms if exercised by the following dates:

A. From 0-60 Days $240,000 600 Shares

B. From 61-120 Days $340,000 600 Shares

C. From 121-180 Days $500,000 600 Shares

16. Purchaser will be given an option to purchase up to 15% ownership with Anti Dilution into Paradise Energy LTD for up to one Year at a cost of $360,000 under the following term:

A. $25,000 Deposit to be applied to purchase price at time of execution.

1. Should Treaty not close on the Paradise purchase funds to be converted to TBE at a price proportionate to the schedule outlined in item 15 above.

2. Purchaser may exercise their option in minimum blocks of 5% at a time, $120,000.

Miscellaneous

14. Time is of the essence in this Agreement.

15. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

16. All warrants and representations of the Seller and the Purchaser connected with this Agreement will survive the Closing.

17. This Agreement will not be assigned either in whole or in part by any party to this Agreement without the written consent of the other party.

18. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

19. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

20. This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

21. This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Seller and the Purchaser and their respective successors, assigns, executors, administrators, beneficiaries, and representatives.

22. Any notices or delivery required here will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.

23. All of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

IN WITNESS WHEREOF the Seller and Purchaser have duly affixed their signatures under hand and seal on this 12th day of September, 2011.

Treaty Energy Corporation

By: /s/ ANDREW REID

Andrew Reid, CEO/Chairman

All Energy Company

By: /s/ DEAN E. SUKOWATEY

Dean E. Sukowatey Pres/CEO